Exhibit 10.10

THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED IN THIS SAFE AND UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

EXECUTION VERSION

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”), dated as of August 8/9/2021, 2021, is by and between the purchaser listed on Exhibit A attached to this Agreement (the “Purchaser”) and SIGNING DAY SPORTS, LLC, a Arizona limited liability company having its principal office at 7272 E. Indian School Road, Ste 101, Scottsdale, Arizona 85251 (the “Company”). The Company’s Amended and Restated Operating Agreement, as substantially set forth on Exhibit B to this Agreement (collectively, the “Operating Agreement”).

The Purchaser and Company hereby agree as follows:

1.	Purchase and Sale of Membership Units.

a.	Sale and Issuance of Membership Units. On the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Company shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase and acquire from the Company, an interest in the Company (such interest, the “Membership Interest”) in the portion of interest and for the purchase price listed across the Purchaser’s name as set forth on Exhibit A. Upon consummation of the Closing, the Purchaser shall own the Membership Interest. The Company intends to convert into a corporation in connection with a going public transaction by way of an Initial Public Offering or a reverse merger (the “Public Transaction”) and the Membership Interest will be converted into or exchanged for shares of common stock in connection with the Public Transaction. Outlined in Exhibit B is the estimated Capitalization Table of the Company upon consummation of the Public Transaction. Exhibit B shows the intended conversion of all shareholders into public common stock.

b.	Membership Interest Adjustment. In the event the Company does not get listed on a public trading market (“Trading Market”) within 24 months from the execution of this Agreement, Purchaser agrees the Company reserves the right to reduce the Membership Interest from 4.30% to the pre-Public Transaction valuation of the Company’s most recent SAFE round of $42,000,000. Notwithstanding anything to the contrary contained herein, the parties acknowledge that the capitalization schedule on Exhibit B is estimated and subject to change. Accordingly, the parties agree the Membership Interest shall not be adjusted based upon the final capital structure following a Public Transaction.

c.	Closing; Delivery.

i.	The purchase and sale of the Membership Interest shall take place remotely via the exchange of documents and signatures on the date hereof (which time and place are designated as the “Closing”).

ii.	At the Closing, the Company shall make an entry on its ledger to represent the Membership Interest being purchased by the Purchaser at the Closing against payment of the purchase price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company or by cancellation or conversion of indebtedness of the Company to such Purchaser, including indebtedness incurred in connection with the performance of services. The Company does not intend to issue certificates for any Membership Interest.

d.	Defined Terms Used in This Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

i.	“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

ii.	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

iii.	“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE Alternext Exchange, the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the Over-The-Counter Bulletin Board (or any successors to any of the foregoing).

2.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that the following representations are true and complete as of the date of the Closing, except as otherwise indicated:

a.	Organization, Good Standing, Corporate Power and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona and has all requisite company power and authority to carry on its business as presently conducted and as proposed to be conducted.

b.	Authorization. All limited liability company action necessary to be taken by the Company’s Managing Members in order to authorize the Company to enter into this Agreement, and to issue the Membership Interest at the Closing, has been taken. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals (as defined below). Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with its terms, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c.	No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation the issuance and sale of the Securities), do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of clause (ii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

d.	Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than such filings, if any, as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

e.

3.	Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

a.	Company Assets. Purchaser is fully familiar with the assets and liabilities of the Company and has not relied on any verbal representations of the Company.

b.	Startup Company. Purchaser understands that this is a startup company and that there are significant risks involved.

c.	Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

d.	Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Membership Interest to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

e.	Restricted Securities. The Purchaser understands that no Membership Interest has been, or will be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Membership Interest is a “restricted security” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Membership Interest indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

f.	Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Purchaser is an investor in securities of companies in the development stage and acknowledges that Purchaser can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Membership Interest.

g.	No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Membership Interest.

h.	Additional Financing. The Purchaser acknowledges that the Company will be seeking additional financing through additional investors and borrowing.

i.	Legal Counsel. The Purchaser acknowledges that it has been advised to consult with legal counsel prior to entering into this transaction.

j.

4.	Other Agreements of the Parties

a.	Indemnification of the Purchaser. Subject to the provisions of this Section, the Company will indemnify and hold the Purchaser, and their respective directors, officers, shareholders, members, partners, employees, agents and Affiliates (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Affiliate, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to such Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others, and any liabilities the Company may be subject to pursuant to law.

5.	Conditions to the Obligations of the Company. All of the obligations of the Company hereunder are subject, at the option of the Company, to the fulfillment, prior to or at the Closing, of the following conditions:

a.	Within 72 hours of the full execution of this document, the Purchaser shall have delivered at Closing the payment of the purchase price as set forth herein.

b.	The Purchaser shall execute a Joinder to the Operating Agreement and agree to be bound by all provisions of the Operating Agreement.

6.	Miscellaneous.

a.	Survival of Warranties. Unless otherwise set forth in this Agreement, the representations, warranties and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

b.	Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

c.	Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Limited Liability Company Act of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws. The parties hereby irrevocably and unconditionally submit to the personal and subject matter jurisdiction of the state and federal courts located in the State of Arizona for any suit or action related to this Agreement.

d.	Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

e.	Notices. All communications shall be sent to the respective parties at the email addresses set forth on Exhibit A. If notice is given to the Company, such notice shall be sent via email to Johnd@signingdaysports.com.

f.	Amendments and Waivers. This Agreement may only be amended, and any provision of this Agreement may only be waived, by written agreement signed by all the parties hereto.

g.	Entire Agreement. This Agreement (including the Exhibits hereto) and the Operating Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

h.	Fees and Expenses. The Purchaser shall be responsible for all such Purchaser’s fees and expenses incurred in connection with this transaction. The Company shall be responsible for all of its fees and expenses incurred in connection with this transaction.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

/s/ Matthew Atkinson
By: Matthew Atkinson

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

SIGNING DAY SPORTS, LLC

/s/ John Dorsey
By: John Dorsey
Title: Chief Executive Officer

/s/ Dennis Gile
By: Dennis Gile
Title: Founder

EXHIBIT A

SCHEDULE OF PURCHASER

	Percentage of Membership	Purchase
Name, Address, Email	Interest Purchased	Price

Matthew Atkinson		$250,000
13098 Happy Cove Road	4.30% (1,816,366 common sharesupon IPO)
Crosslake, MN 56442

Email: ________________________

EXHIBIT B

ASSUMPTIVE CAPITALIZATION TABLE UPON INITIAL PUBLIC OFFERING

EXHIBIT C

OPERATING AGREEMENTS & AMENDMENTS